UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2026

Texas Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas		75773
(Address of Principal Executive Offices)		(Zip Code)

(903) 569-2602
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	TCBS	The Nasdaq Stock Market LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2026, Texas Community Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.  The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected to serve as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes
Jason Sobel	1,660,302	79,390	349,398
Anthony R. Scavuzzo	1,554,102	185,590	349,398
Bryan Summerville	1,506,612	233,078	349,400

2.	The appointment of Forvis Mazars, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified by the following vote:

For	Against	Abstentions	Broker Non-Votes
2,018,202	20,149	50,739	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date: May 21, 2026	By:	/s/ Jason Sobel
Jason Sobel
President and Chief Executive Officer